FOR IMMEDIATE RELEASE	TSX symbol: CTI

CHEMOKINE THERAPEUTICS REPORTS 67% DECREASE IN

METASTATIC NODULES WITH ANTI-CANCER COMPOUND

Vancouver, BC (March 16, 2005) – Chemokine Therapeutics Corp. (the Company) (Toronto Stock Exchange: CTI), a biotechnology company developing drugs in the field of chemokines and cytokines, today announced that investigators at the National Cancer Institute (NCI) reported a two-thirds reduction in the number of visible metastatic lung nodules using the Company's investigational drug CTCE-9908 in a pre-clinical study of osteosarcoma. The study results are consistent with a pre-clinical study of CTCE-9908 conducted by researchers at Chemokine Therapeutics. CTCE-9908 is designed to inhibit the growth and spread of certain common cancers with the potential for use with existing therapies (chemotherapy, surgery, and radiation) to improve treatment outcomes. Osteosarcoma is a form of bone cancer which can spread (metastasize) to the lungs, bone marrow and liver.

The NCI findings will be the subject of a Poster Session on April 17th at the American Association for Cancer Research (AACR) 2005 Annual Meeting to be held in Anaheim, California. The abstract is available on Chemokine Therapeutics' website at www.chemokine.net.  The Company will announce additional information after the poster presentation at the American Association for Cancer Research Conference.

Background on how Cancers Spread and the Potential Role of CTCE-9908

Recently, researchers discovered that the growth and spread of cancer are affected by a chemokine known as stromal cell-derived factor-1 (SDF-1).  SDF-1 is produced naturally in organs such as the bone marrow, liver, and lungs and is an important regulator of stem cells. SDF-1 acts on receptors which are expressed in both stem cells and various common cancers.  The presence of these receptors on cancer cells allows the cancerous cells to migrate from the original cancer site to new sites that are rich in SDF-1, such as bone marrow, liver, and lungs, where they develop new blood vessels (angiogenesis) and form new tumors (metastases).

CTCE-9908 is an analog of SDF-1 and antagonist of SDF-1 receptors developed by scientists at Chemokine Therapeutics using rational-drug design. CTCE-9908 binds competitively to the receptors on cancer cells which prevents the interaction of SDF-1 with the receptors. A recently completed Phase I study of this compound in healthy adults did not reveal any significant toxicity.

Chemokine’s Research Collaboration with the NCI, Bethesda, Maryland

Chemokine has been collaborating with the National Cancer Institute’s Pediatric Oncology Branch since February, 2004.  The NCI continues to evaluate the oncological potential of CTCE-9908. The NCI is a component of the National Institutes of Health (NIH), one of eight agencies that compose the Public Health Service (PHS) in the Department of Health and Human Services (DHHS). The NCI, established under the National Cancer Act of 1937, is the principal agency for cancer research and training of the United States federal government.

About Chemokine Therapeutics Corp. (Toronto Stock Exchange: CTI)

Chemokine Therapeutics is a biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, which signal stem cell transport and growth into mature cells.  These stem cells are master primitive cells, capable of producing billions of mature cells necessary for repair and regeneration.  Chemokines and cytokines also play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of such diseases. The Company has two product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth.  In addition, Chemokine maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Procter & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine to collaborate on research and development.  For more information, please visit our website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. Ian Harper, Director of Investor Relations & Corporate Development Phone: (604) 822-0305 E-mail: iharper@chemokine.net Internet: www.chemokine.net

U.S. Media Enquiries

Richard E. Cooper / Jennifer K. Zimmons, Ph.D.

Strategic Growth International
Phone: (212) 838-1444

Fax: (212) 838-1511

Email: jzimmons@sgi-ir.com

Canadian Media Enquiries

Ross Marshall

The Equicom Group Inc.

Phone: (416) 815-0700 (Ext.238)

Fax: (416) 815-0080

E-mail: rmarshall@equicomgroup.com